    As filed with the Securities and Exchange Commission on November 7, 1995

                                                      Registration No. 33-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                              ----------------

                                  FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                              ----------------

                                MAXSERV, INC.
           (Exact name of registrant as specified in its charter)

             Delaware                               74-2707626
(State or other jurisdiction of         (I.R.S. employer identification number)
 incorporation or organization)

                      8317 Cross Park Drive, Suite 350
                            Austin, Texas  78754
                  (Address of principal executive offices)

                              ----------------

                    MaxServ, Inc. 1994 Stock Option Plan
                          (Full title of the Plan)

                              ----------------

                             Charles F. Bayless
                      8317 Cross Park Drive, Suite 350
                            Austin, Texas  78754
                   (Name and address of agent for service)

                               (512) 834-8341
                   (Telephone number, including area code,
                            of agent for service)

                              ----------------

                       CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                   Proposed            Proposed
                                                   Maximum             Maximum
Title of                                           Offering            Aggregate           Amount of
Securities to           Amount to                  Price Per           Offering            Registration
be Registered           be Registered              Share               Price               Fee
-------------------------------------------------------------------------------------------------------
Common Stock             1,000,000
$0.01 par value          shares(1)                 $3.5625(2)         $3,562,500(2)        $1,228.45
=======================================================================================================

(1) Issuable upon exercise of additional options available to be granted under the 1994 Stock Option Plan pursuant to an increase in the number of shares of Common Stock available for issuance under such Plan from 500,000 to 1,500,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The offering price and registration fee are computed on the basis of the average of the highest closing bid and lowest closing asked prices of the Common Stock in the over-the-counter market, as quoted by the National Association of Securities Dealers Automated Quotation System on November 3, 1995.

===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                 The documents listed below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

                 Incorporated by reference herein at this time are:

                 (a) The Registrant's annual report on Form 10-KSB for the fiscal year ended May 31, 1995, and quarterly report on Form 10-QSB for the fiscal quarter ended August 31, 1995.

                 (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B under the Securities Act of 1934 (effective September 29, 1994), including any amendment or report filed hereafter for the purpose of updating such description.

                 (c) The Registrant's proxy statement dated September 15, 1995 for the annual meeting of shareholders held on October 19, 1995.

Item 4.  Description of Securities.
Item 5.  Interests of Named Experts and Counsel.
Item 6.  Indemnification of Directors and Officers.
Item 7.  Exemption from Registration Claimed.
                 The contents of the Registration Statement on Form S-8 (Reg. No. 33-82096), in response to Items 4 through 7 thereof, are incorporated herein by reference.

Item 8.  Exhibits.

Exhibit No.               Description of Exhibit
-----------               ----------------------
 3.1             Certificate of Incorporation  (1)

 3.2             Bylaws, as amended  (2)

 4.1             1994 Stock Option Plan, as amended (3)

 5               Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (3)

 15              N/A

 23              Consent of Price Waterhouse  (3)

 24              Power of Attorney (filed as page II-4 of this Registration Statement)

 27              N/A

 28              N/A

 29              None

---------------
(1) Contained in exhibits to the Proxy Statement dated April 1, 1994 for the special meeting of stockholders held on April 29, 1994, as filed with the Securities and Exchange Commission on March 31, 1994.
(2) Contained in exhibits to the Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995, as filed with the Securities and Exchange Commission on August 29, 1995.
(3)    Filed herewith.

Item 9.  Undertakings.
         The contents of the Registration Statement on Form S-8 (Reg. No. 33-82096), in response to Item 9 thereof, are incorporated herein by reference.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on October 30, 1995.


MAXSERV, INC.


BY:  CHARLES F. BAYLESS
     -------------------------------------
     CHARLES F. BAYLESS
     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

         Each person whose signature appears below authorized Charles F. Bayless and Neil A. Johnson, and each of them, each of whom may act without joinder of the other, to execute in the name of each person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                             Title                                    Date
---------                                             -----                                    ----
CHARLES F. BAYLESS                President, Chief Executive Officer                        October 30, 1995
--------------------------        and Director (Principal Executive
Charles F. Bayless                Officer)

NEIL A. JOHNSON                   Senior Vice President, Finance                            October 30, 1995
--------------------------        Treasurer and Secretary (Principal
Neil A. Johnson                   Financial Officer)

JAMES F. LEARY                    Director                                                  October 31, 1995
--------------------------
James F. Leary

PATRICK A. RIVELLI                Director                                                  October 31, 1995
--------------------------
Patrick A. Rivelli

NATHANIEL P. TURNER               Director                                                  October 27, 1995
--------------------------
Nathaniel P. Turner

STEPHEN J. KEANE                  Director                                                  October 27, 1995
--------------------------
Stephen J. Keane

WILLIAM L. SALTER                 Director                                                  October 30, 1995
--------------------------
William L. Salter

DANIEL A. MIHALOVICH              Director                                                  October 27, 1995
--------------------------
Daniel A. Mihalovich

STEVEN A. MARTIN                  Director                                                  October 27, 1995
--------------------------
Steven A. Martin

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                 EXHIBIT
------                                 -------
 3.1             Certificate of Incorporation  (1)

 3.2             Bylaws, as amended  (2)

 4.1             1994 Stock Option Plan, as amended (3)

 5               Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (3)

 15              N/A

 23              Consent of Price Waterhouse  (3)

 24              Power of Attorney (filed as page II-4 of this Registration Statement)

 27              N/A

 28              N/A

 29              None

---------------
(1) Contained in exhibits to the Proxy Statement dated April 1, 1994 for the special meeting of stockholders held on April 29, 1994, as filed with the Securities and Exchange Commission on March 31, 1994.
(2) Contained in exhibits to the Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995, as filed with the Securities and Exchange Commission on August 29, 1995.
(3)      Filed herewith.